UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

333-174304
Commission File Number

Amazonica Corp.
(Exact name of registrant as specified in its charter)

Nevada	99-0363013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2770 S. Maryland Parkway, #313 Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2014, the Company submitted its patent application with the United States Patent and Trademark Office for our “Ultra-Pure Hydrogen Generating Device Using Combustion Of A Mixture Of Ethanol And Gasoline”, application number 61972088. The patent was based on ongoing research and development work from the Company’s team of scientists, led by Dr. Gennadiy Petrovich Glazunov, a world renowned scientist at the Institute of Plasma Physics of the National Science Center of the National Academy of Science, located within the Kharkov Institute of Physics and Technology.

The main objective of the invention is to improve the method to generate ultra-pure hydrogen by means of both enhancing its productivity and reducing environmental impact associated with ultra-pure hydrogen production. This particular methodology is capable of producing ultra-pure hydrogen at productivity previously unachievable. It is known that environmental problems are essentially lower if the combustion of mixture gasoline and ethanol are used instead of gasoline however, it was not previously known the incorporation of ethanol in gasoline yields improvements in pure hydrogen production. According to experimental results disclosed in the patent filed, the present use of ethanol/gasoline mixture provides not only the reduced environmental impact, but also enhancing productivity of hydrogen generation from 25-50%.

The abstract of our filing describes the patent as follows:

A method for generating ultra-pure hydrogen comprising: (a) providing a substantially cylindrical palladium tube having a first end and a second end, wherein the first end is hermetically sealed with a jointing technique, a collection end, and a valve disposed within a hydrogen conductor having two ends, wherein the second end 5 of the palladium tube is hermetically sealed to one end of the hydrogen conductor and the collection end is connected to the other end of the hydrogen conductor; (b) supplying a combustion of a fuel comprising gasoline and ethanol of a concentration, wherein the concentration is a percentage by volume of ethanol within a mixture of ethanol and gasoline; and (c) 10 heating said diffusion-catalytic membrane with said combustion to about 700-800 ºC. In a preferred embodiment, the concentration ranges from about 2.5 to 10%.

More details of the patent filing can be found in the Exhibits filed herewith.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Electronic Acknowledgement of Receipt received March 28, 2014; Application Number 61972088
10.2	Patent Application Text
10.3	Patent Diagrams

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAZONICA, CORP.

Date: April 7, 2014	By:	/s/ Michael Soursos
	Name:	Michael Soursos
	Title:	Principal Executive Officer and Principal Financial Officer

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